November 22, 2000




Board of Directors
eZ Bancorp, Inc
1093 Charlevoix Drive
Grand Ledge, MI 48837

         Re:  eZ Bancorp, Inc.
              Registration Statement on Form SB-2
              -----------------------------------

Ladies and Gentlemen:

         We have acted as special counsel to eZ Bancorp, Inc., a Michigan corporation, ("eZ") in connection with the preparation of the Registration Statement on Form SB-2 (the "Registration Statement") filed on or about November 22, 2000, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to up to 2,750,000 authorized but unissued shares of Common Stock (the "Common Stock") of eZ which may be issued upon the consummation of the initial offering of Common Stock by eZ, as more fully described in the Registration Statement. You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering.

         In our capacity as counsel, we have been requested to render the opinion set forth in this letter and, in connection therewith, we have reviewed the following documents: (i) the Registration Statement, (ii) the Articles of Incorporation of eZ ("Articles of Incorporation") certified by the Secretary of eZ as of the date hereof, (iii) the Bylaws of eZ certified by the Secretary of eZ as of the date hereof, (iv) certain minutes of meetings of the Board of Directors of eZ, certified as true and correct by the Secretary of eZ, and (v) a certificate of the President and the Secretary of eZ dated November 22, 2000.

         In rendering this opinion, we have assumed and relied upon, without independent investigation, (i) the authenticity, completeness, truth and due authorization and execution of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents submitted to us as originals, and (iii) the conformity to the originals of all documents submitted to us as certified or photostatic copies.

         The law covered by the opinion expressed herein is limited to the Business Corporation Law of the State of Michigan.

         This opinion letter is given only with respect to laws and regulations presently in effect. We assume no obligation to advise you of any changes in law or regulation which may hereafter

Board of Directors
eZ Bancorp, Inc.
November 22, 2000
Page 2

occur, whether the same are retroactively or prospectively applied, or to update or supplement this letter in any fashion to reflect any facts or circumstances which hereafter come to our attention.

         Based upon, and subject to the foregoing we are of the opinion that the Common Stock when issued pursuant to and in accordance with the description included in the Registration Statement will be validly issued, fully paid, and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to our firm included under the caption "Legal Matters" in the prospectus which is part of the Registration Statement.


                              Very truly yours,
                              STRADLEY RONON STEVENS & YOUNG, LLP


                              By: /s/ Howard S. Parris, a Partner
                                  --------------------------------------
                                   Howard S. Parris, a Partner